                                                                    EXHIBIT 12.1


               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                           THREE
                                          MONTHS
                                           ENDED                            YEAR ENDED DECEMBER 31,
                                          MARCH 31,   --------------------------------------------------------------------
                                            2002         2001            2000          1999           1998          1997
                                        ---------     ---------      ---------      ---------      ---------     ---------
INCOME (LOSS) BEFORE INCOME
   TAXES AND MINORITY INTEREST ....     $  18,572     $ (91,383)     $ (97,751)     $(130,998)     $ 138,167     $  82,813
                                        ---------     ---------      ---------      ---------      ---------     ---------

FIXED CHARGES:
   INTEREST EXPENSE AND
     AMORTIZATION OF DEBT
     ISSUANCE COSTS ...............     $   7,690     $  25,063      $  18,606      $  17,769      $  14,908     $      --

   INTEREST PORTIONS OF LEASES ....         2,032         8,506          6,133          5,033          3,600         4,133
                                        ---------     ---------      ---------      ---------      ---------     ---------

TOTAL FIXED CHARGES(B) ............         9,722        33,569         24,739         22,802         18,508         4,133
                                        =========     =========      =========      =========      =========     =========

INCOME (LOSS) BEFORE INCOME
   TAXES AND MINORITIES
   INTEREST PLUS FIXED
   CHARGES(A) .....................     $  28,294     $ (57,814)     $ (73,012)     $(108,196)     $ 156,675     $  86,946
                                        ---------     ---------      ---------      ---------      ---------     ---------

RATIO OF EARNINGS TO FIXED
   CHARGES(A/B) ...................          2.9X        --X(1)         --X(1)         --X(1)            8.5         21.0X

DEFICIENCY OF EARNINGS TO
   FIXED CHARGES ..................     $      --     $  91,383      $  97,751      $ 130,998      $      --     $      --
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